Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On August 27, 2021 (the “Closing”), Osmotica Pharmaceuticals plc (the “Company”) completed the previously announced sale of its legacy products business (the “Legacy Business”) pursuant to the Purchase and Sale Agreement (the “Purchase Agreement”) dated June 24, 2021 with Acella Holdings, LLC (the “Purchaser”) and Alora Pharmaceuticals, LLC, an affiliate of the Purchaser. Pursuant to the Purchase Agreement, the Purchaser acquired the Legacy Business through the sale of the equity interests of certain of the Company’s indirect subsidiaries and other assets comprising the Legacy Business for total cash consideration of approximately $111 million, subject to post-closing adjustments (the “Transaction”). The Company and the Purchaser will each provide the other with certain transition services related to the Legacy Business for a period of up to twelve months from the Closing. An additional $60 million may be payable to the Company upon the achievement of certain milestones related to continued market exclusivity for a specified period of time or net sales volume of certain products of the Legacy Business following the Closing.

In connection with the Transaction, Osmotica Pharmaceutical Corp. and Valkyrie Group Holdings, Inc., each a subsidiary of the Company (collectively, the “Borrowers”), along with certain other subsidiaries of the Company, entered into a Contingent Amendment Agreement, dated as of June 24, 2021 (the “Credit Agreement Amendment”), with all of the lenders party to the Borrowers’ existing credit agreement, which amended the Borrowers’ existing credit agreement to permit the transactions contemplated by the Purchase Agreement. The Credit Agreement Amendment further provided that (i) the Borrowers would make payments to reduce the outstanding term loan balance to $30 million upon the Closing, (ii) the Borrowers’ revolving credit facilities would be terminated (50% upon signing of the Credit Agreement Amendment and the remaining 50% upon the Closing), (iii) the maturity of the term loans will be shortened to the earlier of (x) 120 days after the Closing and (y) 150 days after signing of the Credit Agreement Amendment, (iv) the Company would contribute substantially all of its cash on hand to the Borrowers upon closing of the Transaction and (v) the Borrowers would pay fees to the lenders based upon the outstanding principal balance of the term loans at certain times after the Closing.

The Legacy Business met the criteria set forth in Accounting Standards Codification 205-20, Presentation of Financial Statements – Discontinued Operations (“ASC 205-20”). As a result, the results of operations of the Legacy Business have been classified as discontinued operations in the interim consolidated statements of operations presented in the financial statements included in the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021.

The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information (“Article 11”). The transaction accounting adjustments are described in the notes to the unaudited condensed consolidated pro forma financial statements.

The transaction accounting adjustments are based on available information and assumptions that the Company’s management believes are reasonable. However, such adjustments are estimates and actual experience may differ from expectations.

The unaudited pro forma condensed consolidated balance sheet has been prepared giving effect to the Transaction as if it had occurred on June 30, 2021, and the unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2020 and 2019 have been prepared giving effect to the Transaction as if it had occurred on January 1, 2019.

The unaudited pro forma condensed consolidated financial statements are for illustrative purposes only, and do not reflect what the Company’s results of operations would have been had the Transaction occurred on the dates indicated, are not necessarily indicative of the Company’s future results of operations and do not reflect all actions that may be taken by the Company after the Transaction.

The unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read in conjunction with the historical financial statements and notes thereto of the Company, as presented in its Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission (“SEC”) on March 30, 2021, and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the SEC on August 16, 2021.

The unaudited pro forma condensed consolidated financial information includes information, statements, and assumptions that are or may be considered “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally may be identified by the use of words such as “may,” “should,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “believe,” “plan” or similar expressions. Statements that describe objectives, plans, or goals also are forward-looking statements. These forward-looking statements involve risks and uncertainties, and actual results may differ materially from those contemplated by the forward-looking statements due to, among other, the risks and uncertainties described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and in the Company’s subsequent SEC filings. For any forward-looking statements contained herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and the Company undertakes no obligation to update publicly or revise any forward-looking statements in light of the new information or future events, except as required by law.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of June 30, 2021

(in thousands, except share and per share data)

		Transaction Accounting Adjustments
		Discontinued
		Operations of
		Legacy Business	Pro Forma		Pro Forma
	As Reported	(a)	Adjustments	Notes	Osmotica
Assets
Current assets:
Cash and cash equivalents	$99,777	$104,000	$(186,060)	(b) (d)	$17,717
Trade accounts receivable, net	645	-	-		645
Inventories, net	1,020	-	-		1,020
Prepaid expenses and other current assets	13,908	-	-		13,908
Assets held for sale	134,133	(134,133)	-		-
Total current assets	249,483	(30,133)	(186,060)		33,290
Property, plant and equipment, net	848	-	-		848
Operating lease assets	1,344	-	-		1,344
Intangibles, net	27,210	-	-		27,210
Goodwill	55,847	-	-	(c)	55,847
Other non-current assets	279	-	-		279
Total assets	$355,011	$(30,133)	$(186,060)		$118,818
Liabilities and Shareholders' Equity
Current liabilities:
Trade accounts payable	$1,549	-	$-		$1,549
Accrued liabilities	13,420	-	-		13,420
Current portion of obligation under finance leases	7	-	-		7
Current portion of lease liability	1,003	-	-		1,003
Current portion of long-term debt, net of deferred financing costs	214,720	-	(184,791)	(d)	29,929
Income taxes payable - current portion	138	-	-		138
Liabilities held for sale	34,674	(34,674)	-		-
Total current liabilities	265,511	(34,674)	(184,791)		46,046
Long-term portion of obligation under finance leases	-	-	-		-
Long-term portion of lease liability	434	-	-		434
Income taxes payable - long term	1	-	-		1
Deferred taxes	611	-	-		611
Total liabilities	266,557	(34,674)	(184,791)		47,092
Shareholders' equity:
Ordinary shares ($0.01 nominal value 400,000,000 shares authorized, 62,719,131 shares issued and outstanding)	628	-	-		628
Preferred shares ($0.01 nominal value 40,000,000 shares authorized, no shares issued and outstanding)	-	-	-		-
Euro deferred shares (€1.00 nominal value 25,000 shares authorized, no shares issued and outstanding)	-	-	-		-
Additional paid in capital	550,004	-	-		550,004
Accumulated (deficit) / equity	(479,949)	4,541	(1,269)	(e) (d)	(476,677)
Accumulated other comprehensive loss	(2,229)	-	-		(2,229)
Total shareholders' equity	68,454	4,541	(1,269)		71,726
Total liabilities and shareholders' equity	$355,011	$(30,133)	$(186,060)		$118,818

Refer to accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Unaudited Pro Forma Condensed Consolidated Statement of Operations and Comprehensive Income

For the six months ended June 30, 2021

(in thousands, except share and per share data)

		Transaction Accounting Adjustments
		Discontinued
		Operations of
		Legacy Business	Pro Forma		Pro Forma
	As Reported	(a)	Adjustments	Notes	Osmotica
Net product sales	$2,255	$-	$-		$2,255
Royalty revenue	190	-	-		190
Licensing and contract revenue	10,000	-	-		10,000
Total revenues	12,445	-	-		12,445
Cost of goods sold (inclusive of amortization of intangibles)	1,388	-	-		1,388
Gross profit	11,057	-	-		11,057
Selling, general and administrative expenses	38,002	-	-		38,002
Research and development expenses	4,256	-	-		4,256
Impairment of intangibles	7,880	-	-		7,880
Total operating expenses	50,138	-	-		50,138
Gain on sale of product rights, net	5,636	-	-		5,636
Operating (loss) / income	(33,445)	-	-		(33,445)
Interest expense and amortization of debt discount	1,015	-	(79)	(f)	936
Other non-operating (gain) / loss	1,193	-	9	(g)	1,202
Total other non-operating expense	2,208	-	(70)		2,138
(Loss) / gain before income taxes	(35,653)	-	(70)		(35,583)
Income tax expense/(benefit)	90		-		90
Net and other comprehensive loss / income	(35,743)	-	(70)		(35,673)
Income from discontinued operations, net of tax	8,401	(8,401)	-		-
Net and other comprehensive loss / income	$(27,342)	$(8,401)	$(70)		$(35,673)
Loss per share attributable to shareholders
Basic and Diluted	$(0.44)				$(0.57)
Weighted average shares basic and diluted
Basic and Diluted	62,723,011				62,723,011

Refer to accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Unaudited Pro Forma Condensed Consolidated Statement of Operations and Comprehensive Loss

For the Year-Ended December 31, 2020

(in thousands, except share and per share data)

		Transaction Accounting Adjustments
		Discontinued
		Operations of
		Legacy Business	Pro Forma		Pro Forma
	As Reported	(a)	Adjustments	Notes	Osmotica
Net product sales	$145,850	$(143,908)	$-		$1,942
Royalty revenue	4,107	(3,287)	-		820
Licensing and contract revenue	27,927	(2,927)	-		25,000
Total revenues	177,884	(150,122)	-		27,762
Cost of goods sold (inclusive of amortization of intangibles)	74,480	(71,187)	-		3,293
Gross profit	103,404	(78,935)	-		24,469
Selling, general and administrative expenses	81,961	(9,782)	-		72,179
Research and development expenses	19,696	(6,353)	-		13,343
Impairment of intangibles	72,183	(43,273)	-		28,910
Total operating expenses	173,840	(59,408)	-		114,432
Operating (loss) / income	(70,436)	(19,527)	-		(89,963)
Interest expense and amortization of debt discount	14,396	(10,301)	120	(f)	4,215
Other non-operating (gain)/loss	(546)	594	238	(g)	286
Total other non-operating expense	13,850	(9,707)	358		4,501
(Loss) / income before income taxes	(84,286)	(9,820)	(358)		(94,464)
Income tax benefit	4,697	1,085	82		5,864
Net and other comprehensive (loss) / income	$(79,589)	$(8,735)	$(276)		$(88,600)
Loss per share attributable to shareholders
Basic and Diluted	$(1.31)				$(1.46)
Weighted average shares basic and diluted
Basic and Diluted	60,652,999				60,652,999

Refer to accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Unaudited Pro Forma Condensed Consolidated Statement of Operations and Comprehensive Loss

For the Year-Ended December 31, 2019

(in thousands, except share and per share data)

		Transaction Accounting Adjustments
		Discontinued
		Operations of
		Legacy Business	Pro Forma		Pro Forma
	As Reported	(a)	Adjustments	Notes	Osmotica
Net product sales	$235,472	$(235,033)	$-		$439
Royalty revenue	3,641	(2,878)	-		763
Licensing and contract revenue	918	(918)	-		-
Total revenues	240,031	(238,829)	-		1,202
Cost of goods sold (inclusive of amortization of intangibles)	111,630	(108,508)	-		3,122
Gross profit	128,401	(130,321)	-		(1,920)
Selling, general and administrative expenses	93,030	(10,382)	-		82,648
Research and development expenses	32,319	(7,757)	-		24,562
Impairment of intangibles	283,747	(266,017)	-		17,730
Total operating expenses	409,096	(284,156)	-		124,940
Operating loss	(280,695)	153,835	-		(126,860)
Interest expense and amortization of debt discount	18,211	(12,197)	151	(f)	6,165
Other non-operating (gain)/loss	(884)	156	3,125	(g)	2,397
Total other non-operating expense	17,327	(12,041)	3,276		8,562
Loss before income taxes	(298,022)	165,876	(3,276)		(135,422)
Income tax benefit	27,121	(20,694)	730		7,157
Net loss	$(270,901)	$145,182	$(2,546)		$(128,265)
Other comprehensive loss, net
Change in foreign currency translation adjustment	(383)	-	-		(383)
Comprehensive loss	$(271,284)	$145,182	$(2,546)		$(128,648)
Loss per share attributable to shareholders
Basic and Diluted	$(5.17)				$(2.45)
Weighted average shares basic and diluted
Basic and Diluted	52,367,444				52,367,444

Refer to accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(In thousands, except per share information)

Note 1. Basis of Presentation

The unaudited pro forma condensed consolidated financial statements are based on the Company’s historical consolidated financial statements as adjusted to give effect to the transaction accounting adjustments in accordance with U.S. generally accepted accounting principles (“GAAP”) to reflect the disposition of the Legacy Business and related transactions.

The pro forma condensed consolidated financial statements do not necessarily reflect what the consolidated Company’s financial condition or results of operations would have been had the Transaction occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the Company. The actual financial position and results of operations may differ significantly from the amounts reflected herein due to a variety of factors.

Note 2. Transaction Accounting Adjustments

The transaction accounting adjustments included in the unaudited pro forma condensed consolidated financial statements related to the Transaction include:

(a)	Reflects the disposition of the operations, assets, liabilities and equity of the Legacy Business in accordance with ASC 205 and the expected net cash proceeds therefrom.

(b)	Net proceeds received less estimated transaction costs has been included as an adjustment to cash on the unaudited pro forma condensed consolidated balance sheet as follows (in thousands):

Cash proceeds of the sale (1)	$111,000
Less: Estimated transaction costs (2)	7,000
Total net proceeds less estimated transaction costs	$104,000

(1)	Only cash proceeds are considered in the estimated gain calculation. The potential additional contingent milestone payments up to $60 million would be recognized when the contingencies are achieved and the payments are realized or realizable.

(2)	Estimated transaction closing costs include incremental costs that are directly attributable to the sale but not reflected in the accompanying unaudited pro forma condensed consolidated statements of operations. These costs are comprised primarily of professional fees (e.g., legal, banking and accounting) that are directly related to the sale of the Legacy Business.

(c)	Amount reflects the preliminary estimated adjustment to goodwill as a result of the Legacy Business divestiture. The Company is organized in one reporting unit. As a portion of the Company’s reporting unit is disposed of in this Transaction, the Company preliminarily assigned goodwill based on the estimated relative fair value of the reporting unit being disposed and the portion of the reporting unit remaining.

Based on the estimated relative fair value approach, the Company preliminarily assigned approximately 45% of the outstanding goodwill balance to the Legacy Business.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(In thousands, except per share information)

(d)	The Company had total outstanding indebtedness of approximately $214.7 million (net of $1.3 million deferred financing costs) as of June 30, 2021 and had unused commitments of $25.0 million under the senior secured credit facilities. The pro forma adjustment to debt includes the following amounts (in thousands):

Total repayment of credit facilities	$186,060
Less: Accelerated amortization of debt issuance costs	1,269
Pro forma adjustment to debt	$184,791

(e)	The pro forma gain on disposition is based on the Legacy Business’s historical balance sheet information as of June 30, 2021. The actual gain or loss on disposal will be based on the Legacy Business’s historical balance sheet information as of the closing date and may differ significantly. The pro forma gain on disposition has not been reflected in the unaudited pro forma condensed consolidated statements of operations as this amount pertains to discontinued operations and does not reflect the impact on income from continuing operations. The pro forma gain is calculated as follows (in thousands):

Total net proceeds less estimated transaction costs	$104,000
Less: Legacy Business net assets	99,459
Pro forma gain on disposition (1)	$4,541

(1)	Using facts and circumstances available as of the date of this Current Report on Form 8-K, the Company expects no taxable gain on the sale.

(f)	Reflects the change in estimated interest expense and amortization of debt issuance costs incurred from the estimated payments to reduce the outstanding term loan balance to $30 million upon closing of the Transaction and the reduction in the maturity of the term loans. The interest along with the associated amortization of debt issuance costs have been included in discontinued operations. The pro forma adjustment to interest expense is presented as if the Transaction and prepayment of debt had occurred on January 1, 2019.

(g)	Represents the loss on extinguishment of debt and write-off of unamortized debt issuance costs related to debt modifications as if the proceeds of the Transaction had been used for the required prepayment of the Company’s term loans as of January 1, 2019.